EXHIBIT 23.1

KPMG LLP
Suite 1500
550 South Hope Street
Los Angeles, CA 90071-2629

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-181703, 333-196993, 333-205117, 333-218373, 333-219347, 333-236736, 333-259585, and 333-281803) on Form S-8 and (333-266306) on Form S-3 of our report dated February 26, 2026, with respect to the consolidated financial statements of Puma Biotechnology, Inc. and the effectiveness of internal control over financial reporting.

Los Angeles, California
February 26, 2026